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. CHARMING SHOPPES, INC. Thursday, March 29, 2012

. > 3 Anthony M. Romano President and Chief Executive Officer Eric M. Specter Executive Vice President and Chief Financial Officer .

. > 4 Forward Looking Statements The Company’s presentation may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's operations, performance, and financial condition. Such forward- looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the Company's strategic review (including its plan to divest its Fashion Bug brand) may not result in any specific course of action or transaction; the failure to successfully execute our business plans could result in lower than planned sales and profitability, the failure to successfully execute or realize the projected benefits from our real estate strategy relating to store openings and relocations to strip shopping centers could result in lower than planned sales and profitability, the failure to divest Fashion Bug on a favorable or timely basis could distract the Company's management, cause the Company to continue to sustain losses and affect the execution of other components of its business plan, the failure to realize the planned cost savings or operational efficiencies as a result of our realignment of our distribution center operations in Greencastle and White Marsh or our planned transformation of our information technology and distribution infrastructure, the failure to realize the benefits from the operation of our credit card program by our third-party provider, the impact of changes in laws and regulations governing credit cards could limit the availability of, or increase the cost of, credit to our customers, the failure to enhance the Company's merchandise and marketing and accurately predict fashion trends, customer preferences and other fashion-related factors, the failure of growth in the women's plus apparel market, the failure to continue receiving financing at an affordable cost through the availability of credit we receive from our bankers, suppliers and their agents, the failure to effectively implement our store closing plans, the failure to continue receiving accurate and compliant ecommerce and third-party processing services, the failure to achieve improvement in the Company's competitive position, the failure to maintain efficient and uninterrupted order-taking and fulfillment in our e-commerce and direct-to-consumer businesses, extreme or unseasonable weather conditions, economic downturns, escalation of energy and transportation costs, adverse changes in the costs or availability of fabrics and raw materials, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the failure of our vendors to deliver quality and timely shipments in compliance with applicable laws and regulations, the interruption of merchandise flow from the Company's centralized distribution facilities and third-party distribution providers, inadequate systems capacity, inability to protect trademarks or other intellectual property, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

. > 5 2012 Initiatives >Reinvigorating growth at our Lane Bryant flagship brand, and >Transforming and improving our operations, enabling greater speed and flexibility at significantly less cost

. > 6 Fashion, fit and value in women’s plus-size apparel

. > 7 Strong Market Leadership Positions In The Women’s Plus-Size Apparel Market >Charming Shoppes ranks #2* in the $17.4B* market >Largest specialty retailer in the U.S.* >More than half of American women wear size 14 or larger >Lane Bryant’s Cacique brand ranks #3* in the $3.1B* intimate apparel market •According to The NPD Group, Inc., a leading provider of global market information, during the twelve month period ended September 2011.

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. > 9 Growth At Our Lane Bryant Flagship Store >Store Growth Initiatives >Merchandising >Digital Sales >Marketing and Image

Transforming and Growing the Store Base

Lane Bryant's core attributes work well in off-mall locations

> 3-year, 900 stores strategy includes:
  - Relocating 125 mall stores to Power & Lifestyle Centers
  - Opening 125 new stores in Power & Lifestyle Centers
  - Growing Lane Bryant stores to ~750
  - Growing Lane Bryant Outlet to ~150

> Investment of ~$410k / new store [1]
  - Projected ~40% first year pre-tax ROI


lanebryant

Shifting the Store Mix

	Current	Future
Strip Centers	55%	80%
Mall Stores	45%	20%

- 80% Power & Lifestyle Centers:
  - At least 250,000 gross leasable sq ft
  - Anchored by a major big box player
  - Female friendly co-tenants

1. *Includes inventory net of payables.*

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lanebryant lanebryant outlet cacique intimates CATHERINES FASHION BUG LOOK GREAT. SPEND LESS. Figis Gifts in Good Taste

Migrating Mall and Opening New Stores In Power & Lifestyle Centers

Illustrative Example

($ in thousands except s/sf data)

	Current Mall Average	Relo Strip Center Average	New Store Average
Sq Ft / Store	5,800	5,000	5,000
Annual Sales	$1,000	$1,100	$900
Sales / Sq Ft	*$172*	*$220*	*$180*
4-Wall EBITDA	$85	$200	$165
% Margin	*8.5%*	*18.2%*	*18.3%*
Incremental EBITDA / Store		$115	$165
# of Stores Opportunity		*x 125*	*x 125*
EBITDA Opportunity		**$14,375**	**$20,625**

- Higher productivity in a smaller store
- Sales increase of 10%-20%
- Lower occupancy expense by 30%-40%
- Improved EBITDA

Relocated Stores

- ~$200k annual EBITDA contribution
- ~$300k investment / store
  - ~67% first-year pre-tax ROI

New Stores

- ~$165k annual EBITDA contribution
- ~$410k investment / store [1]
  - Projected ~40% first-year pre-tax ROI

Migrating Lane Bryant to and opening new stores in Power & Lifestyle Centers are projected to generate ~$35 million of incremental EBITDA with minimal additional overhead investment

1. Includes inventory net of payables.

lanebryant lanebryant outlet cacique intimates CATHERINES FASHION BUG LOOK GREAT. SPEND LESS. Figis Gifts in Good Taste
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. > 12 Improved Sportswear Offerings and Productivity –Sportswear Assortments Growing fashion and novelty with weekly deliveries Continued innovation and fit solutions –Continued Expansion in Footwear

. > 13 Improved Sportswear Offerings and Productivity –Cacique Intimates Expanding the Cacique Reach Frequent New Intimates Launches

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. > 15 Digital Commerce Growth $ i n Mi lli o n s

. > 16 > Outpacing industry growth with consistent increases in sales > Constant innovation > International shipping available to 100+ countries > 500,000 Facebook fans > 300,000+ mobile phone opt-ins Digital Commerce Growth

. > 17 Lane Bryant: Fashion That Fits Me >Sexy >Confident >Happy >Feminine >Aspirational

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. > 19 Upgrading IT and DC Infrastructure >Upgrading to a more efficient information technology and distribution infrastructure –Increase speed of execution and flexibility –Projected to drive significant cost reductions of approximately $25 - $30 million when fully realized in 2014* *Management Estimate

. > 20 Financial Review – Fiscal Year 2011 ($ in millions, except EPS) 2011 2010 Net Sales $1,992.4 $2,061.8 Same Store Sales 0% +3% Gross Profit $999.1 $1,015.0 Gross Margin 50.1% 49.2% SG&A and Occupancy Expenses* $917.7 $964.8 Expense to Sales 46.1% 46.8% Adjusted EBITDA* $81.4 $50.2 EBITDA to Sales 4.1% 2.4% GAAP (loss) per diluted share $(0.02) $(0.47) Non-GAAP income per diluted share* $0.03 $(0.26) Cash $168.6 $117.5 Net Cash / Net (Debt) $12.6 $(47.0) *Refer to GAAP to non-GAAP reconciliation at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioarchives

. > 21 • Strong Balance Sheet $168.6 Million in Cash $140.5 Million in 1.125% Senior Convertible Notes due in 2014 Inventories Well Managed and Positioned - Down 8% Positive Operating Cash Flow* Undrawn $200 Million Credit Facility Balance Sheet and Liquidity at January 28, 2012 *Refer to GAAP to non-GAAP reconciliation at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioarchives

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. > 23 Closing / Summary >2011 established a solid platform on which to launch our three-year growth strategy: –Driving growth at our Lane Bryant flagship brand, and –Transforming and improving our operations to drive significantly lower costs. >We remain confident in our ability to win market share and improve profitability in the underserved women’s plus size apparel and intimates market.

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